Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 23, 2015 on the consolidated financial statements of Allegiance Bancshares, Inc. contained in Registration Statement No. 333-206536 of Allegiance Bancshares, Inc. on Form S-1.

/s/ Crowe Horwath LLP

Dallas, Texas

October 6, 2015